       Request for Acceleration of Effective Date of
                 Registration Statement of
              Oppenheimer Multi Cap Value Fund
 Pursuant to Rule 461 under the Securities Act of 1933, as
                          amended

VIA EDGAR
---------

November 20, 2002

Securities and Exchange Commission
Mail Stop 0-7, Filer Support
6432 General Green Way
Alexandria, Virginia 22312

      Re:   Oppenheimer Multi Cap Value Fund
            File Nos. 333-100700; 811-21208

To the Securities and Exchange Commission:

      Oppenheimer Multi Cap Value Fund (the "Registrant")
and OppenheimerFunds Distributor, Inc., as general
distributor of the Registrant's shares, hereby request the
acceleration of the Registrant's Registration Statement on
Form N-1A to November 25, 2002.

                                    Oppenheimer Multi Cap
Value Fund

                                    By:       /s/ Robert G. Zack

                                       -----------------------------------------------
                                                  Robert G. Zack, Secretary

                                    OppenheimerFunds Distributor, Inc.

                                    By:        /s/ Katherine Feld
                                        --------------------------------------------------
                                       Katherine Feld, Secretary